EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS

            We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-80065, 333-06563 and 333-114151) pertaining to the Secure Computing Corporation Amended and Restated Omnibus Stock Plan and the Secure Computing Corporation Employee Stock Purchase Plan and in the Registration Statement (Form S-3 No. 333-16767) of our report dated October 2, 1995, relating to the financial statements of Border Network Technologies Inc. for the fiscal year ended December 31, 1994, appearing in this Annual Report (Form 10-K) of Secure Computing Corporation.

/s/ McClurkin Ahier & Company
Chartered Accountants

Mississauga, Ontario
March 26, 1997